                                                              Exhibit (a)(1)(vi)

                                ZALE CORPORATION

                             TRUSTEE DIRECTION FORM

                                 FOR TENDER OF
                   UP TO 6,400,000 SHARES OF ITS COMMON STOCK
                  AT A PURCHASE PRICE NOT GREATER THAN $48.00
                         NOR LESS THAN $42.00 PER SHARE

TO: STATE STREET BANK, TRUSTEE

     The undersigned acknowledges receipt of the accompanying Letter to the Participants in the Zale Corporation Savings & Investment Plan (the "401(k) Plan"), the enclosed Offer to Purchase, dated July 1, 2003 (the "Offer to Purchase"), and the Letter of Transmittal in connection with the tender offer by Zale Corporation, a Delaware corporation ("Zale"), to purchase up to 6,400,000 shares of its common stock.

     These instructions will instruct State Street Bank, as trustee for the 401(k) Plan (the "Trustee") to tender equivalent shares held by the Trustee for the undersigned's 401(k) Plan account upon the terms and subject to the conditions set forth in the Offer to Purchase.

     EQUIVALENT SHARES ALLOCATED TO PARTICIPANT 401(K) PLAN ACCOUNTS FOR WHICH THE TRUSTEE DOES NOT RECEIVE DIRECTIONS WILL NOT BE TENDERED.

                           NUMBER OF SHARES TENDERED
                                (CHECK ONE BOX)

[ ] I direct the Trustee to tender ALL of the equivalent shares in my 401(k) Plan account.

[ ]  I direct the Trustee to tender  _______________________ equivalent shares
     in my 401(k) Plan account.                              complete blank

     IN ORDER TO TENDER YOUR EQUIVALENT SHARES HELD IN YOUR 401(K) ACCOUNT IN THE TENDER OFFER, YOU MUST RETURN THIS TRUSTEE DIRECTION FORM TO MELLON FINANCIAL CORPORATION, THE RECORD KEEPER OF THE 401(K) PLAN, BY 6:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JULY 24, 2003 IN ORDER FOR THE RECORD KEEPER TO HAVE SUFFICIENT TIME TO PROCESS YOUR DIRECTION AND INFORM THE TRUSTEE OF YOUR DECISION TO TENDER YOUR EQUIVALENT SHARES. THE TENDER OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JULY 29, 2003.
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                    PRICE (IN DOLLARS) PER EQUIVALENT SHARE
                 AT WHICH EQUIVALENT SHARES ARE BEING TENDERED

(1)  EQUIVALENT SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

     By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Equivalent Shares Tendered at Price Determined by Stockholder," the undersigned hereby tenders equivalent shares at the purchase price, as the same shall be determined by Zale in accordance with the terms of the tender offer.

[ ] I want to maximize the chance of having Zale accept for purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, I hereby direct the Trustee to tender equivalent shares at, and am willing to accept, the purchase price determined by Zale in accordance with the terms of the tender offer and resulting from the tender offer process. This action may have the effect of lowering the purchase price and could result in receiving a price per equivalent share as low as $42.00 per share.
      OR

(2) EQUIVALENT SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

     By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Equivalent Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby directs the Trustee to tender equivalent shares at the price checked. This action could result in none of the equivalent shares being purchased if the purchase price determined by Zale for the equivalent shares is less than the price checked below. A participant who desires to direct the Trustee to tender equivalent shares at more than one price must complete a separate yellow Trustee Direction Form for each price at which equivalent shares are tendered. The same equivalent shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

      [ ]  $42.00      [ ]  $43.00      [ ]  $44.00      [ ]  $45.00      [ ]  $46.00      [ ]  $47.00
      [ ]  $42.10      [ ]  $43.10      [ ]  $44.10      [ ]  $45.10      [ ]  $46.10      [ ]  $47.10
      [ ]  $42.20      [ ]  $43.20      [ ]  $44.20      [ ]  $45.20      [ ]  $46.20      [ ]  $47.20
      [ ]  $42.30      [ ]  $43.30      [ ]  $44.30      [ ]  $45.30      [ ]  $46.30      [ ]  $47.30
      [ ]  $42.40      [ ]  $43.40      [ ]  $44.40      [ ]  $45.40      [ ]  $46.40      [ ]  $47.40
      [ ]  $42.50      [ ]  $43.50      [ ]  $44.50      [ ]  $45.50      [ ]  $46.50      [ ]  $47.50
      [ ]  $42.60      [ ]  $43.60      [ ]  $44.60      [ ]  $45.60      [ ]  $46.60      [ ]  $47.60
      [ ]  $42.70      [ ]  $43.70      [ ]  $44.70      [ ]  $45.70      [ ]  $46.70      [ ]  $47.70
      [ ]  $42.80      [ ]  $43.80      [ ]  $44.80      [ ]  $45.80      [ ]  $46.80      [ ]  $47.80
      [ ]  $42.90      [ ]  $43.90      [ ]  $44.90      [ ]  $45.90      [ ]  $46.90      [ ]  $47.90
                                                                                           [ ]  $48.00

     CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

                                        2
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     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE
401(K) PLAN PARTICIPANT. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     THE ADDRESS TO MAIL THIS FORM TO IS:
          ZALE PROCESSING CENTER
          P.O. BOX 641517
          CHICAGO, IL 60664-1517

     ZALE'S BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NEITHER ZALE NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE DEALER MANAGER (AS DEFINED IN THE OFFER TO PURCHASE) OR THE DEPOSITARY (AS DEFINED IN THE OFFER TO PURCHASE) MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR EQUIVALENT SHARES OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEY MAY CHOOSE TO TENDER THEIR EQUIVALENT SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR EQUIVALENT SHARES AND, IF SO, HOW MANY EQUIVALENT SHARES TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEIR EQUIVALENT SHARES SHOULD BE TENDERED. IN DOING SO, STOCKHOLDERS SHOULD READ CAREFULLY THE INFORMATION IN THE OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING ZALE'S REASONS FOR MAKING THE TENDER OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. STOCKHOLDERS SHOULD DISCUSS WHETHER TO TENDER THEIR EQUIVALENT SHARES WITH THEIR FINANCIAL OR TAX ADVISORS.

Signature: ---------------------------------------------------------------------

Name: --------------------------------------------------------------------------
                                 (PLEASE PRINT)
Taxpayer Identification or
Social Security Number: --------------------------------------------------------

Address: -----------------------------------------------------------------------
                              (INCLUDING ZIP CODE)

Area Code and Telephone
Number: --------------------------------------------------------

Date: --------------------------------------------------------------------------

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